Exhibit 1.01

Conflict Minerals Report

Benchmark Electronics, Inc. (“Benchmark” or “Company”) has included this Conflict Minerals Report (“CMR”) as an exhibit to its Form SD as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”), including:

•	Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) August 22, 2012 (the “Final Release”), and
•

the Frequently Asked Questions regarding Conflict Minerals issued by the Staff of the SEC on May 30, 2013 and April 7, 2014, and various statements issued April 29, 2014 by the SEC’s Director of the Division of Corporation Finance, April 7, 2017 by the SEC’s Acting Chairman and April 7, 2017 by the SEC’s Division of Corporation Finance (collectively the “Interim Guidance”).

Unless otherwise defined herein, terms used in this Report have the same meaning found in the Conflicts Minerals Rule, the Final Release and the Interim Guidance.  The date of filing of this CMR is May 26, 2021.

References in this CMR to Benchmark, the Company or use of the words “we”, “our” and “us” include Benchmark’s subsidiaries unless otherwise noted. As used herein, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. Although we believe these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond our ability to control or predict, relating to operations, markets and the business environment generally, including but not limited to, (1) whether our direct and indirect suppliers implement appropriate traceability and other compliance measures on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”), its adjoining countries, the United States or elsewhere and (4) the scope and duration of the COVID-19 outbreak and its impact on economic systems, our employees, sites, operations, customers, and supply chain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to us as of the date of this document, and we assume no obligation to update them.

Applicability of the Conflict Minerals Rule to Our Company

The Company is a Texas corporation that provides innovative product design, engineering services, technology solutions and advanced manufacturing services. From initial product concept to volume production, including direct order fulfillment and aftermarket services, the Company has been providing integrated services and solutions to original equipment manufacturers (OEMs) since 1979. The Company serves the following industries: aerospace and defense (A&D), medical technologies, complex industrials, semiconductor capital equipment (Semi-Cap), next-generation telecommunications and advanced computing. The Company has manufacturing operations located in the United States and Mexico (the Americas), Asia and Europe.

We manufacture or contract to manufacture products on behalf of our customers containing necessary Conflict Minerals.  We primarily purchase component parts used in our manufacturing services through direct suppliers or authorized distributors from around the world.  These component parts are typically finished goods or manufactured materials.  We generally do not procure raw ore or unrefined Conflict Minerals, and therefore we do not have direct relationships with mines or smelters of Conflict Minerals found in our customers’ products.  These mines or smelters are several distribution levels removed from us in the supply chain; therefore, we must rely on the many direct suppliers, supply-chain intermediaries and industry initiatives for information on these mines or smelters.  Further, the OEM typically specifies the components and materials required to manufacture their products, as well as the particular component and material suppliers.  As a result, we typically have little or no control over the selection of these components, materials and suppliers.  In these cases, we must rely on our customers and their selected suppliers for Conflict Minerals information.

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2020. These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies (“PCBAs”) using both traditional surface mount technologies (“SMT”) and microelectronics, subsystem assembly, system build and integration. System builds and integration often involve building a finished assembly that includes PCBAs, complex subsystem assemblies, mechatronics, displays, optics, and other components. These final products are predominantly shipped to our customers for integration into higher level assemblies or resale to their ultimate customers.  A small portion of these final products may be configured to order and delivered directly to the end-customer across all the industries we serve. Manufacturing services also includes precision technology services comprised of precision machining, advanced metal joining, assembly and functional testing primarily for the semi-cap market (serving semiconductor capital equipment customers) and A&D markets.

Conflict Minerals Policy

Benchmark’s Conflicts Minerals Policy is as follows:

“Conflict Minerals” refers to certain minerals commonly referred to as “3TG” (Tin, Tantalum, Tungsten, and Gold) or other derivatives.  The US Congress voiced concerns that the exploitation and trade of Conflict Minerals by armed groups helped to finance conflict in the Democratic Republic of the Congo (“DRC”) and adjoining countries was contributing to an emergency humanitarian crisis.  To address these concerns, the United States enacted the Dodd-Frank Financial Reform Bill and Consumer Protection Act § 1502(b) in July 2010, and in 2012 the U.S. Securities and Exchange Commission adopted “Rule 13p-1” under the Securities Exchange Act (collectively the “Conflict Minerals Law”).  The Conflict Minerals Law identifies the DRC and adjoining countries as “Covered Countries,” and further requires all US stock listed companies to annually disclose certain information concerning Conflict Minerals contained in products they manufacture or contract to manufacture to the extent that Conflict Minerals are necessary to the functionality or production of the products.

Benchmark Electronics, Inc. (“Benchmark”) supports the Conflict Minerals Law and efforts to avoid sourcing Conflict Minerals directly or indirectly financing armed groups in the DRC and in adjoining countries.  Consistent with the Conflict Minerals Law and the OECD Due Diligence Guidance concerning Conflict Minerals, Benchmark adopted the Conflict Free Sourcing Initiative Due Diligence reporting process and seeks to obtain Conflict Minerals content declarations from its suppliers, promoting supply chain transparency.  Benchmark does not directly source 3TG from mines, smelters or refiners, and is in most cases several or more levels removed from these supply chain participants.  Benchmark therefore expects:

•	Our suppliers to source 3TG only from smelters and refiners validated as being conflict free and do not directly or indirectly benefit or finance armed groups in a Covered Country.
•	Our suppliers to fully comply with the Conflict Minerals Law and provide all necessary declarations.
•	Our suppliers must pass these requirements through their supply chain and determine the source and chain of custody of specified minerals, including 3TG.

Any suppliers not willing to comply with these requirements shall be reviewed by global procurement with regard to future business and sourcing decisions. This Conflict Minerals Policy encourages suppliers to respect and protect human rights throughout the world.

Benchmark’s Conflicts Minerals Policy is also publicly available at https://www.bench.com/sustainability.

Reasonable Country of Origin Inquiry

For products manufactured during the reporting year, we performed a Reasonable Country of Origin Inquiry (“RCOI”) on our Necessary Conflict Minerals.  This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Our RCOI utilized a risk-based approach to solicit Conflict Minerals information from 681 of our suppliers and targeting 90% of our component and materials procurement expenditures during the reporting year.  We requested Conflict Minerals information from these suppliers via the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”).  We reviewed and analyzed all CMRTs received, including some with missing or incomplete information, errors, or containing inaccuracies or implausible information.  We made multiple contact attempts with non-responsive suppliers, as well as requests for revised responses where appropriate.  We ultimately received responses from approximately 80% of our targeted supplier group (representing approximately 88% of our reporting year component and materials procurement expenditures).  Many of these suppliers provide “company-level” CMRT responses that include Conflict Minerals information for all supplier products sold during the reporting year, even though we purchased only a limited subset of such supplier’s products.  We also utilized a third-party software provider to assist us in the data collection effort, review, verification and follow-up contacts.

As a result of Company’s RCOI, 63% of responding suppliers reported that Conflict Minerals either were not present, not sourced from Covered Countries, or were sourced from smelters or refiners certified by RMI or listed by other organizations as being conflict free.  Although a number of responding suppliers dealt with non-certified smelters known to source Conflict Minerals from the Covered Countries, we cannot determine with certainty whether such Conflict Minerals were actually incorporated into our products or whether they directly or indirectly financed or benefitted armed groups in the Covered Countries.  However, our third party software provider provides the Company a report identifying smelters considered to be high risk and the Company actively follows up with suppliers reporting these high risk smelters to get these smelters purged from the supplier’s supply chain. During the 2020 compliance year there were 5 high risk smelters reported to the Company by some of the suppliers. The balance of responding suppliers were incomplete in their data gathering.  Analysis of responding supplier CMRT’s show that 61% of the suppliers have adopted an adequate conflict mineral sourcing policy.

As of May 1, 2021, 237 of the 333 identified smelters and refiners were listed as “Conformant” (a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment protocol) smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and the balance were either listed as “Active” (the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents and scheduled the on-site assessment) or not agreed to participate in the RMI certified conflict free smelter program. Based on our RCOI, we determined that 427 of the suppliers sourced only from outside of the DRC and its adjoining countries or from recycled or scrap sources or RMI certified conflict free smelters, as described under “Identified Smelters and Refiners.” Our determination was based on information provided by the RMI to its members or by our software provider.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

Due Diligence Program Design

Design Framework

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) and accompanying Supplements (the “OECD Guidance”).

Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain

The OECD Guidance identifies five due diligence steps:

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Step 5: Report Annually on Supply Chain Due Diligence

It is important to note that the OECD Guidance was written for both “upstream” (the mineral supply chain from the mine to smelters/refiners) and “downstream” (minerals supply chain from smelters/refiners to retailers) companies in the supply chain. As Benchmark is a downstream company in the supply chain, its due diligence practices are tailored accordingly.  The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1	Establish Strong Company Management Systems
a.	We established a Conflict Minerals Policy, as set forth earlier in this CMR. The Conflict Minerals Policy is posted on our website at https://www.bench.com/sustainability.
b.

We established a Conflict Minerals steering committee charged with overseeing our compliance with the Conflict Minerals Rule and our responsible sourcing of 3TG. The following functional areas are represented on our steering committee:  Corporate Legal, Procurement, Engineering, Information Technology and Global Quality.  We also utilize specialist outside legal counsel to assist us with selected aspects of our compliance.

c.

We implemented a system of controls and transparency over the mineral supply chain by utilizing information and/or methodology from the International Tin Supply Chain Initiative (iTSCi) in the chain of custody, traceability system, and the identification of upstream actors in the supply chain.

d.

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the RMI to identify smelters and refiners in our supply chain. The CMRT requires suppliers to provide information concerning the usage and source of 3TG in their components, parts and products, as well as information concerning their related compliance efforts.

e.

We have standard Terms and Conditions of Procurement that, among other things, require our suppliers of goods to (i) identify whether such goods contain 3TG; (ii) determine whether any such minerals originated in Covered Countries; and (iii) perform appropriate due diligence on its supply chain in support of Company’s obligations under the Conflict Minerals Rule. In addition, supplier shall, as soon as reasonably practicable following the completion of the calendar year, provide a completed CMRT. If requested, supplier will promptly provide information or representations that Company reasonably believes are required to meet Company’s conflict minerals compliance obligations under the Conflict Minerals Rule.

f.

We implemented mechanisms for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The global compliance helpline number is available at https://ir.bench.com/Corporate-Governance.

2	Identify and Assess Risks in the Supply Chain
a.

We request that suppliers complete the CMRT, in some cases at the “product level,” and we expect our direct suppliers to survey their suppliers. We have follow-up procedures for suppliers that do not respond to the request within the specified time frame. These procedures contemplate follow up by email and/or phone.

b.

We review the responses received from suppliers for completeness, accuracy, consistency and other items that we have determined to be potential “red flags” that would trigger further follow up and/or review.

c.

We follow up with suppliers that submit an incomplete response or a response that we determine contains inaccuracies, inconsistencies or red flags, or that otherwise provide a CMRT determined not to be suitable by us, in each case requesting the supplier to submit a revised CMRT or provide us with additional information. We follow up with other suppliers where determined to be appropriate by us.

d.	We maintain these records for a minimum of five years.
e.

Smelter and refiner information provided by suppliers is reviewed against the Smelter Look-up tab of the CMRT and the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI.

f.

If a smelter or refiner identified by a supplier is not listed as Conformant, we consult publicly available information or attempt to contact the smelter or refiner to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3	Design and Implement a Strategy to Respond to Identified Risks
a.	Our 3TG compliance team reports the findings of its supply chain risk assessment to senior leadership and our Chief Financial Officer on a periodic basis and upon completion of the assessment.
b.

We have a risk management plan. Risk mitigation actions under our plan include follow-up with the supplier, escalations within the supplier, escalation to the customer, training sessions or putting the supplier on a “no buy” list. Our risk management plan provides for increasing levels of escalation to specified internal personnel and to our customer if we are required to source from the supplier by the customer. Our risk mitigation plan allows for a flexible response that is commensurate with the risks identified.

c.

In addition, to the extent that identified smelters and refiners are not Conformant, we seek to exercise leverage over these smelters and refiners to become Conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

4	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is Conformant. We believe that our utilization of RMI data is the most effective method of satisfying this step of the OECD Guidance.

5	Report Annually on Supply Chain Due Diligence

We report on our supply chain due diligence through our Form SD filings, and the related CMRs, as well as by posting that information on our website.

Identified Smelters and Refiners

There are 5 high risk smelters in the table below, each identified with an asterisk. The Company vigorously works with suppliers to purge high risk smelters from the supply chain.

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Gold	Advanced Chemical Company	United States of America	CID000015	YES
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	YES
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	YES
Gold	Asahi Pretec Corp.	Japan	CID000082	YES
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	NO
Gold	Aurubis AG	Germany	CID000113	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	YES
Gold	Boliden AB	Sweden	CID000157	YES
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	YES
Gold	Caridad	Mexico	CID000180	NO
Gold	CCR Refinery – Glencore Canada Corporation	Canada	CID000185	YES
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	YES
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	NO
Gold	Chimet S.p.A.	Italy	CID000233	YES
Gold	Chugai Mining	Japan	CID000264	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	NO
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	YES
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362	YES
Gold	Dowa	Japan	CID000401	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	YES
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	YES
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	NO
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	NO
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	NO
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	YES
Gold	Heimerle + Meule GmbH	Germany	CID000694	YES
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	NO
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	NO
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	NO
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	YES
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	YES
Gold	Istanbul Gold Refinery	Turkey	CID000814	YES
Gold	Japan Mint	Japan	CID000823	YES
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	YES
Gold	Asahi Refining USA Inc.	United States of America	CID000920	YES
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	NO
Gold	JSC Uralelectromed	Russian Federation	CID000929	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	YES
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	NO
Gold	Kazzinc	Kazakhstan	CID000957	YES
Gold	Kennecott Utah Copper LLC	United States of America	CID000969	YES
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	YES
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	YES
Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032	NO
Gold	Lingbao Gold Co., Ltd.	China	CID001056	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	NO
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	NO
Gold	Materion	United States of America	CID001113	YES
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	YES
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	YES
Gold	Metalor Technologies S.A.	Switzerland	CID001153	YES
Gold	Metalor USA Refining Corporation	United States of America	CID001157	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	YES
Gold	Mitsubishi Materials Corporation	Japan	CID001188	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	YES
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	YES
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	YES
Gold	Nihon Material Co., Ltd.	Japan	CID001259	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	YES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	YES
Gold	PAMP S.A.	Switzerland	CID001352	YES
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	NO
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	YES
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	YES
Gold	PX Precinox S.A.	Switzerland	CID001498	YES
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	YES
Gold	Royal Canadian Mint	Canada	CID001534	YES
Gold	Sabin Metal Corp.	United States of America	CID001546	NO
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	YES
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562	NO
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	YES
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	YES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	YES
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761	YES
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	YES
Gold	Smelter Not Listed	China	CID001810	NO
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	NO
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	YES
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	NO
Gold	Torecom	Korea, Republic of	CID001955	YES
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	YES
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	YES
Gold	Valcambi S.A.	Switzerland	CID002003	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	YES
Gold	Yamakin Co., Ltd.	Japan	CID002100	YES
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	YES
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	YES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	YES
Gold	Morris and Watson	New Zealand	CID002282	NO
Gold	SAFINA A.S.	Czechia	CID002290	YES
Gold	Guangdong Jinding Gold Limited	China	CID002312	NO
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	YES
Gold	Geib Refining Corporation	United States of America	CID002459	YES
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	YES
Gold	Fidelity Printers and Refiners Ltd.*	Zimbabwe	CID002515	NO
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516	YES
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	NO
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	NO
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	YES
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	YES
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	NO
Gold	Kaloti Precious Metals*	United Arab Emirates	CID002563	NO
Gold	Sudan Gold Refinery*	Sudan	CID002567	NO
Gold	T.C.A S.p.A	Italy	CID002580	YES
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	YES
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	NO
Gold	Tony Goetz NV*	Belgium	CID002587	NO
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	NO
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	YES
Gold	Marsam Metals	Brazil	CID002606	YES
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	YES
Gold	Abington Reldan Metals, LLC	United States of America	CID002708	NO
Gold	SAAMP	France	CID002761	YES
Gold	L’Orfebre S.A.	Andorra	CID002762	YES
Gold	8853 S.p.A.	Italy	CID002763	YES
Gold	Italpreziosi	Italy	CID002765	YES
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777	YES
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Gold	AU Traders and Refiners	South Africa	CID002850	YES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	NO
Gold	Sai Refinery	India	CID002853	NO
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	NO
Gold	Bangalore Refinery	India	CID002863	YES
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	NO
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	NO
Gold	Pease & Curren	United States of America	CID002872	NO
Gold	JALAN & Company	India	CID002893	NO
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	YES
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	YES
Gold	Safimet S.p.A	Italy	CID002973	YES
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	NO
Gold	African Gold Refinery*	Uganda	CID003185	NO
Gold	Gold Coast Refinery	Ghana	CID003186	NO
Gold	NH Recytech Company	Korea, Republic of	CID003189	NO
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195	YES
Gold	QG Refining, LLC	United States of America	CID003324	NO
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	NO
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	NO
Gold	Sovereign Metals	India	CID003383	NO
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	NO
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	YES
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	YES
Gold	Augmont Enterprises Private Limited	India	CID003461	NO
Gold	Kundan Care Products Ltd.	India	CID003463	NO
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	NO
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	NO
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	NO
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	NO
Gold	K.A. Rasmussen	Norway	CID003497	NO
Gold	Alexy Metals	United States of America	CID003500	NO
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	NO
Gold	Sellem Industries Ltd.	Mauritania	CID003540	NO
Gold	MD Overseas	India	CID003548	NO
Gold	Metallix Refining Inc.	United States of America	CID003557	NO

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	YES
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	YES
Tantalum	Exotech Inc.	United States of America	CID000456	YES
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	YES
Tantalum	LSM Brasil S.A.	Brazil	CID001076	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	YES
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	YES
Tantalum	NPM Silmet AS	Estonia	CID001200	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	YES
Tantalum	QuantumClean	United States of America	CID001508	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	YES
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	YES
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	YES
Tantalum	Telex Metals	United States of America	CID001891	YES
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	YES
Tantalum	D Block Metals, LLC	United States of America	CID002504	YES
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	YES
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	YES
Tantalum	KEMET Blue Metals	Mexico	CID002539	YES
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545	YES
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547	YES
Tantalum	H.C. Starck Inc.	United States of America	CID002548	YES
Tantalum	H.C. Starck Ltd.	Japan	CID002549	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550	YES
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	YES
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	YES
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	YES
Tantalum	Power Resources Ltd.	North Macedonia	CID002847	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	YES
Tin	Alpha	United States of America	CID000292	YES
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	NO
Tin	Dowa	Japan	CID000402	YES
Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438	YES
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	NO
Tin	Fenix Metals	Poland	CID000468	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	YES
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	YES
Tin	China Tin Group Co., Ltd.	China	CID001070	YES
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	YES
Tin	Metallic Resources, Inc.	United States of America	CID001142	YES
Tin	Mineracao Taboca S.A.	Brazil	CID001173	YES
Tin	Minsur	Peru	CID001182	YES
Tin	Mitsubishi Materials Corporation	Japan	CID001191	YES
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	YES
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305	NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	YES
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337	YES
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	YES
Tin	Smelter Not Listed	Indonesia	CID001402	YES
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	YES
Tin	Smelter Not Listed	Indonesia	CID001428	NO
Tin	PT Mitra Stania Prima	Indonesia	CID001453	YES
Tin	PT Prima Timah Utama	Indonesia	CID001458	YES
Tin	PT Refined Bangka Tin	Indonesia	CID001460	YES
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	YES
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	YES
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	YES
Tin	PT Timah Nusantara	Indonesia	CID001486	NO
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Tin	Rui Da Hung	Taiwan, Province of China	CID001539	YES
Tin	Soft Metais Ltda.	Brazil	CID001758	YES
Tin	Thaisarco	Thailand	CID001898	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	YES
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	NO
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	YES
Tin	Yunnan Tin Company Limited	China	CID002180	YES
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	NO
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	YES
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	YES
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	YES
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	YES
Tin	CV Ayi Jaya	Indonesia	CID002570	NO
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	NO
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	NO
Tin	PT Rajehan Ariq	Indonesia	CID002593	YES
Tin	Smelter Not Listed	Indonesia	CID002696	NO
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	NO
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	YES
Tin	Super Ligas	Brazil	CID002756	NO
Tin	Metallo Belgium N.V.	Belgium	CID002773	YES
Tin	Metallo Spain S.L.U.	Spain	CID002774	YES
Tin	Smelter Not Listed	Indonesia	CID002816	NO
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834	YES
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	YES
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848	YES
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	NO
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870	NO
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	YES
Tin	PT Bangka Serumpun	Indonesia	CID003205	YES
Tin	Pongpipat Company Limited	Myanmar	CID003208	NO
Tin	Tin Technology & Refining	United States of America	CID003325	YES
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	NO
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	YES
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	YES
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	YES
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	YES
Tin	Precious Minerals and Smelting Limited	India	CID003409	NO
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	NO
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	NO
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	NO
Tin	CRM Synergies	Spain	CID003524	NO
Tungsten	A.L.M.T. Corp.	Japan	CID000004	YES
Tungsten	Kennametal Huntsville	United States of America	CID000105	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	YES
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	NO
Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	YES
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	YES
Tungsten	Kennametal Fallon	United States of America	CID000966	YES
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	YES
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	NO
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	YES
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	YES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542	YES
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	YES
Tungsten	Niagara Refining LLC	United States of America	CID002589	YES
Tungsten	China Molybdenum Co., Ltd.	China	CID002641	YES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	YES
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	YES
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	YES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	YES
Tungsten	ACL Metais Eireli	Brazil	CID002833	YES
Tungsten	Moliren Ltd.	Russian Federation	CID002845	YES
Tungsten	KGETS Co., Ltd.	Korea, Republic of	CID003388	YES
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	YES
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407	YES
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	NO
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	NO
Tungsten	GEM Co., Ltd.	China	CID003417	NO
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	NO
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	NO
Tungsten	Artek LLC	Russian Federation	CID003553	NO

	Gold = 172		YES =	237
	Tantalum = 37		NO =	96
	Tungsten = 46		TOTAL =	333
Tin = 78